UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 1.01 Entry into a Material Definitive Agreement

On December 3, 2007, Green Mountain Coffee Roasters, Inc. (the "Company") entered into an Amended and Restated Revolving Credit Agreement (the "Amended and Restated Credit Agreement") with Bank of America, N.A., as administrative agent and lender, the other lenders party thereto, and Banc of America Securities, LLC, as sole lead arranger and sole book manager. The Amended and Restated Credit Agreement replaces the Company's existing Revolving Credit Agreement, dated as of June 15, 2006, as amended by Amendment No. 1 on September 5, 2007.

The Amended and Restated Credit Agreement increases the size of the revolving credit facility from $125 million to $225 million, extends the expiration date of the facility from June 15, 2011 to December 3, 2012 and amends certain of the financial covenants to provide the Company with additional flexibility. In addition, the Company has the ability from time to time to increase the size of the revolving credit facility by up to an additional $50 million, subject to receipt of lender commitments and other conditions precedent.

The Amended and Restated Credit Facility contains customary financial and non-financial covenants and is guaranteed by Keurig, Incorporated, our subsidiary and is secured by a first priority lien on substantially all of the assets of the Company and our subsidiary. Borrowings under the Amended and Restated Credit Facility bear interest at LIBOR plus an applicable margin not to exceed 175 basis points.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By: /s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: December 3, 2007